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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - NOVEMBER 19, 2002


                               TXU EUROPE LIMITED
             (Exact name of registrant as specified in its charter)


      ENGLAND AND WALES              001-15709                   98-0188080

(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)


          THE ADELPHI, 1-11 JOHN ADAM STREET, LONDON, ENGLAND WC2N 6HT (Address of principal executive offices, including zip code)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 011-44-207-879-8081


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     TXU Europe Limited (TXU Europe) is a private limited company incorporated under the laws of England and Wales on February 5, 1998. TXU Europe is an indirect wholly-owned subsidiary of TXU Corp., a Texas corporation. TXU Europe is a holding company for TXU Corp.'s United Kingdom (UK) and other European operations.

     TXU EUROPE AND CERTAIN SUBSIDIARIES PLACED UNDER ADMINISTRATION

     On November 19, 2002, TXU Europe and several of its subsidiaries were placed under the "administration" process in the UK (described below) by order of the High Court of Justice, Chancery Division, Companies in England and Wales (Court). Pursuant to the administration order, (i) Jim Tucker and Phil Wallace, partners in KPMG LLP, were appointed administrators with respect to TXU Europe and two of its indirect subsidiaries, TXU Acquisitions Limited and The Energy Group Ltd.; (ii) Roy Bailey, Alan Bloom and Gareth Hughes, partners in Ernst & Young LLP, were appointed administrators with respect to TXU UK Ltd. and TXU Europe Energy Trading Limited, both also indirect subsidiaries of TXU Europe; and (iii) Jim Tucker, Phil Wallace, Roy Bailey, Alan Bloom and Gareth Hughes were appointed joint administrators with respect to TXU Europe Group plc, an indirect subsidiary of TXU Europe and a indirect holding company for TXU UK Ltd. and TXU Europe Energy Trading Limited.

     TXU Corp. has announced that it has no intention to continue to fund the operations or any obligations of TXU Europe or its subsidiaries and that it anticipates writing off its entire investment in TXU Europe in the fourth quarter of 2002.

     ADMINISTRATION IN THE UK

     In the UK, administration is the process by which a petition is made to the court when it is believed that a company is, or is likely to become, unable to pay its debts as they fall due and there is a real prospect that an administration order, if granted, is likely to achieve one or more of the following:

     a) the survival of the company, and the whole or any part of its undertaking, as a going concern;

     b) the approval of a voluntary arrangement under Part 1 (of the Insolvency Act 1986);

     c) the sanctioning under section 425 of the Companies Act 1985 of a compromise or arrangement between the company and such persons as are mentioned in that section; and

     d) a more advantageous realization of the company's assets than would be effected on a winding up.

Purposes b), c) and d) apply to the administration orders of the above companies granted on November 19, 2002.

     Under the system of administration, the directors, shareholders or a creditor of a company may apply to the appropriate court for the appointment of an administrator (a licensed insolvency practitioner), in order to preserve the company's business and assets in the event that the company is unable, or likely to become unable, to pay its debts in full as they become due.

     If the application for an administrator is approved by the court, the administrator is appointed to take control of the company's affairs, and has a wide range of powers (specified in the Insolvency Act 1986) to manage the company's affairs. During administration, creditors of the company are prohibited from taking any action to enforce claims, collect debts, or obtain repayments from the company. No steps may be taken to enforce any security interests on the company's property or to repossess goods in the company's possession (unless consent is granted by the administrator or the court).


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     The administrator is also charged with developing a "statement of proposals," or a plan for achieving the purposes of the administration as set out in the first paragraph of this section. The administrator has three months to formulate the statement of proposals, though this period may be extended at the court's discretion.

     Once a plan is formulated, a meeting of the company's creditors is held at which the creditors vote on the statement of proposals, with the weight of each creditor's vote directly proportional to the size of its debt. A simple majority is required to adopt the statement of proposals. A creditors committee is also formed at this meeting, which assists the administrator in discharging his functions. A report on the meeting, together with the statement of proposals, has to be filed with the court and with the Registrar of Companies. It is anticipated that such a meeting with respect to TXU Europe will take place in London in early January 2003.

     If the statement of proposals is not approved, or fails to meet its stated objectives (a key component of the plan), the company may face liquidation.

     FURTHER INFORMATION

     Certain documents are available for inspection at the Royal Courts of Justice, 180 The Strand, London, WC2A 2LL.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TXU EUROPE LIMITED


                                            By: /s/ Henry Davies
                                                ----------------------------
                                                Henry Davies
                                                Principal Accounting Officer


Date: December 6, 2002